Exhibit 99.1
QlikTech Announces First Quarter 2011 Financial Results
•    Total revenue of $63.0 million increases 44% compared to first quarter of 2010
•    License revenue of $37.9 million increases 45% compared to first quarter of 2010
•    Americas revenue of $20.6 million increases 62% compared to first quarter 2010
RADNOR, Pennsylvania — April 28, 2011 — Qlik Technologies Inc. (“QlikTech”) (Nasdaq: QLIK), a leader in Business Discovery—user-driven Business Intelligence (BI), today announced financial results for the three month period ended March 31, 2011.
Lars Björk, Chief Executive Officer of QlikTech, stated, “This was an excellent quarter for QlikTech. Revenue grew 44% year-over-year, with particular strength in the United States, our largest individual sales territory. We continued with our strategy of increasing investments to capture growth, adding 103 net employees during the quarter, the majority of which are in customer facing positions, and ending the quarter with a headcount of 883 people, a 43% increase year-over-year. We believe these ongoing investments, combined with the value of our user-driven BI solution, are paying off.”
Björk added, “Based on our strong start to the year and the opportunity we see in front of us, we are increasing our revenue guidance for 2011. We will continue to invest in all aspects of our business from quota carriers to marketing professionals as well as additional inside sales capabilities in Europe to complement our North American initiative, while still managing the business to meet our operating profitability goals for the full year.”
Financial Highlights for the First Quarter Ended March 31, 2011
Total revenue for the first quarter of 2011 was $63.0 million, an increase of 44% from $43.8 million in the first quarter of 2010. License revenue was $37.9 million, an increase of 45% from $26.2 million in the first quarter of 2010. Maintenance revenue was $19.4 million, an increase of 48% from $13.1 million in the first quarter of 2010. Professional services revenue was $5.7 million, an increase of 29% from $4.5 million in the first quarter of 2010.
GAAP operating loss for the first quarter of 2011 was ($5.0) million, compared to GAAP operating income of $2.0 million for the first quarter of 2010. GAAP net loss was ($4.6) million, or ($0.06) per basic and diluted common share, compared to a GAAP net loss of ($0.1) million or ($0.01) per basic and diluted common share, in the first quarter of 2010.
Non-GAAP operating loss, which excludes stock-based compensation and employer payroll taxes related to stock transactions, was ($2.5) million for the first quarter of 2011, compared to non-GAAP operating income of $2.5 million for the first quarter of 2010. Non-GAAP net loss was ($2.7) million for the first quarter of 2011, compared to a non-GAAP net income of $0.2 million for the first quarter of 2010. Non-GAAP net loss per basic and diluted common share for the first quarter of 2011 was ($0.03), compared to non-GAAP net income per basic and diluted common share of $0.00 for the first quarter of 2010.
GAAP and non-GAAP net loss for the first quarter of 2011 includes $1.5 million of foreign exchange losses, compared to foreign exchange losses of $1.4 million in the prior year period, due primarily to the strengthening of the Swedish Kronor.

The tables at the end of this press release include a reconciliation of GAAP to non-GAAP income (loss) from operations and net income (loss) for the three months ended March 31, 2011 and 2010. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”
Cash and cash equivalents were $176.8 million as of March 31, 2011, compared to $158.7 million as of December 31, 2010. For the quarter ended March 31, 2011, net cash provided by operating activities was $14.1 million, compared to $15.4 million for the quarter ended March 31, 2010.
Other First Quarter and Recent Business Highlights:
•	Ended the first quarter of 2011 with an active customer count of approximately 19,000, up from approximately 14,000 active customers at the end of the first quarter of 2010.

•	Added new customers during the first quarter including ABB AB, Bausch & Lomb, Brau Holding International, British Land, Electrolux IT Solutions AB, Loehmann’s, Mizuho Securities, NHS Direct, PPG Industries, and Volkswagen Group of America.

•	Expanded numerous customer engagements globally through our land and expand strategy including Autodesk, The Dannon Company, Inc., Marsh, Inc., McKesson Health Solutions, Saab AB, Sanofi-Pasteur, Scania Deutschland Osterreich, and Vodafone.

•	Revenue in the Americas was $20.6 million, up 62% over the prior year period and representing 33% of total revenue, driven by strength in the United States, our largest individual sales territory. European countries generated $37.3 million in revenue, up 37% over the prior year period and representing 59% of total revenue. Rest of World revenue was $5.1 million, up 36% over the prior year period and representing 8% of total revenue.

•	Announced the upcoming availability of QlikView on iPad, which will deliver an engaging iPad BI experience that provides business users with anywhere, anytime access to live data and analytics.

•	Announced new enhancements to the partner program, Qonnect, aimed at increasing the benefits of partnering with and utilizing the impactful, user-focused simplicity of QlikView. Enhancements include: self-service training, extensive product training courses, marketing benefits and a bonus margin program.

•	Signed a strategic alliance with Deloitte Consulting BV, a subsidiary of Deloitte Netherlands. The agreement consists of a framework, which provides all Deloitte member firms around the world with the opportunity to form local collaborations with QlikTech.
Business Outlook
Based on information available as of April 28, 2011, QlikTech is issuing guidance for the second quarter and updating full year 2011 guidance as follows:
Second Quarter 2011: The company expects total revenue for the second quarter to be in the range of $67.0 million to $70.0 million, non-GAAP operating income to be in the range of $0.0 million to $3.0 million and non-GAAP net income per diluted common share to be in the range of $0.00 to $0.02. QlikTech’s expectations of non-GAAP net income per diluted common share for the second quarter exclude stock-based compensation expense, employer payroll taxes related to stock transactions and assume a tax rate of 32% and weighted average shares outstanding of approximately 89 million.

Full Year 2011: The company expects 2011 total revenue to be in the range of $295.0 million to $305.0 million. Consistent with our previous guidance, non-GAAP operating income to remain in the range of $42.0 million to $46.0 million and non-GAAP net income per diluted common share to remain in the range of $0.32 to $0.35. QlikTech’s expectations of non-GAAP net income per diluted common share for the full year exclude stock-based compensation expense, employer payroll taxes related to stock transactions and assume a tax rate of 32% and weighted average shares outstanding of approximately 88 million.
The foregoing guidance supersedes the QlikTech’s financial guidance for the full year 2011 discussed in the press release issued by the Company on March 1, 2011, which was furnished to the Securities and Exchange Commission under Item 2.02 of the Company’s Current Report on Form 8-K on March 1, 2011.
Conference Call and Webcast Information
QlikTech will host a conference call on April 28, 2011, at 5:00 p.m. Eastern Time (ET) to discuss the company’s first quarter financial results and its business outlook. To access this call, dial 877-312-5507 (domestic) or 253-237-1134 (international). A replay of this conference call will be available until May 5, 2011 at 800-642-1687 (domestic) or 706-645-9291 (international). The replay pass code is 58503687. A live web cast of this conference call will also be available under the “Events & Presentations” section on the company’s investor relations website at http://investor.qlikview.com, and a replay will be archived on the website as well.
Non-GAAP Financial Measures
To supplement the consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, QlikTech uses measures of non-GAAP operating income (loss), non-GAAP net income (loss) and non-GAAP income (loss) per share. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure, is presented in the financial tables below under the heading “Reconciliation of Non-GAAP Measures to GAAP.” QlikTech believes that the non-GAAP financial information provided in this release can assist investors in understanding and assessing QlikTech’s on-going core operations and prospects for the future and provides an additional tool for investors to use in comparing QlikTech’s financial results with other companies in QlikTech’s industry, many of which present similar non-GAAP financial measures to investors.
For the three months ended March 31, 2011 and 2010, non-GAAP operating income (loss) is determined by taking income or loss from operations and adding back non-cash stock-based compensation expense and employer payroll taxes related to stock transactions. Non-GAAP net income (loss) is determined by taking pretax income or loss and adding back non-cash stock-based compensation expense and employer payroll taxes on stock transactions, and the result is tax affected at an estimated 32% tax rate. QlikTech believes this adjustment provides useful information to both management and investors due to the following factors:
•	Stock-based compensation. Although stock-based compensation is an important aspect of the compensation of QlikTech’s employees and executives, determining the fair value of the stock-based instruments involves a high degree of judgment and estimation and the expense recorded may bear little resemblance to the actual value realized upon the future exercise or termination of the related stock-based awards. Furthermore, unlike cash compensation, the value of stock-based compensation is determined using a complex formula that incorporates factors, such as market volatility, that are beyond QlikTech’s control. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of QlikTech’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll taxes on stock transactions. The amount of employer payroll taxes on stock transactions is dependent on QlikTech’s stock price and other factors that are beyond QlikTech’s control and do not correlate to the operation of its business.
Non-GAAP income (loss) per share is determined by taking non-GAAP net income (loss) and, for the three months ended March 31, 2010, adjusting the weighted average outstanding common share calculations for the automatic conversion of the convertible preferred stock and issuance of common stock in connection with the company’s initial public offering as if the offering had occurred at the beginning of the period.
This press release includes forward-looking non-GAAP financial measures under the heading “Business Outlook”. These non-GAAP financial measures were determined by excluding stock-based compensation expense and employer payroll taxes related to stock transactions and assuming an estimated long-term tax rate of 32%. We are unable to reconcile this non-GAAP guidance to GAAP because it is difficult to predict the future impact of these adjustments.
The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in QlikTech’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of QlikTech presents its non-GAAP financial measures in connection with its GAAP results. Investors are encouraged to review the reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measure. As previously mentioned, a reconciliation of our historic non-GAAP financial measures to their most directly comparable GAAP measures has been provided below.
About QlikTech
QlikTech (NASDAQ: QLIK) is a leader in Business Discovery — user-driven Business Intelligence (BI). QlikTech’s powerful, accessible Business Discovery solution bridges the gap between traditional business intelligence solutions and standalone office productivity applications. Its QlikView Business Discovery platform enables intuitive user-driven analysis that can be implemented in days or weeks rather than months, years, or not at all. The in-memory associative search technology it pioneered allows users to explore information freely rather than being confined to a predefined path of questions. QlikView Business Discovery works with existing BI applications and adds new capabilities: insight for everyone, zero-wait analysis, mobility, an app—like model, remixability and reassembly, and a social and collaborative experience. Headquartered in Radnor, Pennsylvania, QlikTech has offices around the world serving more than 19,000 customers in over 100 countries.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements, including, but not limited to, statements regarding the value and effectiveness of QlikTech’s products, the introduction of product enhancements or additional products and QlikTech’s growth, expansion and market leadership, that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause QlikTech’s results to differ materially from those expressed or implied by such forward-looking statements. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may”, “will,” “might,” “could,” and similar words. QlikTech intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in such statements due to various factors, including but not limited to: risks and uncertainties inherent in our business; our ability to attract new customers and retain existing customers; our ability to effectively sell, service and support our products; our ability to manage our international operations; our ability to compete effectively; our ability to develop and introduce new products and add-ons or enhancements to existing products; our ability to continue to promote and maintain our brand in a cost-effective manner; our ability to manage growth; our ability to attract and retain key personnel; the scope and validity of intellectual property rights applicable to our products; adverse economic conditions in general and adverse economic conditions specifically affecting the markets in which we operate; and other risks more fully described in QlikTech’s publicly available filings with the Securities and Exchange Commission. Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent QlikTech’s views as of the date of this press release. QlikTech anticipates that subsequent events and developments will cause its views to change. QlikTech undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing QlikTech’s views as of any date subsequent to the date of this press release.
QlikTech and QlikView are trademarks or registered trademarks of QlikTech or its subsidiaries in the U.S. and other countries. Other company names, product names and company logos mentioned herein are the trademarks, or registered trademarks of their respective owners.

Qlik Technologies Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended March 31,
	2011	2010

Revenue:
License revenue	$37,885	$26,222
Maintenance revenue	19,377	13,069
Professional services revenue	5,757	4,474

Total revenue	63,019	43,765

Cost of revenue:
License revenue	915	679
Maintenance revenue	1,541	695
Professional services revenue	5,199	2,912

Total cost of revenue	7,655	4,286

Gross profit	55,364	39,479

Operating expenses:
Sales and marketing	37,672	25,413
Research and development	5,312	2,664
General and administrative	17,389	9,393

Total operating expenses	60,373	37,470

Income (loss) from operations	(5,009)	2,009

Other income (expense):
Interest income (expense), net	33	(258)
Change in fair value of warrants	—	(554)
Foreign exchange loss and other expense, net	(1,474)	(1,362)

Total other expense, net	(1,441)	(2,174)

Loss before benefit for income taxes	(6,450)	(165)

Benefit for income taxes	1,877	46

Net loss	$(4,573)	$(119)

Net loss per common share
Basic and diluted	$(0.06)	$(0.01)

Weighted average number of common shares outstanding
Basic and diluted	79,234,069	16,846,798

Stock-based compensation expense for the three months ended March 31, 2011 and 2010 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended March 31,
	2011	2010
	(unaudited)

Cost of revenue	$96	$26
Sales and marketing	849	260
Research and development	42	21
General and administrative	513	193

	$1,500	$500

Qlik Technologies Inc.
Reconciliation of non-GAAP Measures to GAAP
(in thousands, except share and per share data)

	Three months ended March 31,
	2011	2010
	(unaudited)
Reconciliation of non-GAAP income (loss) from operations:

GAAP income (loss) from operations	$(5,009)	$2,009
Stock-based compensation expense	1,500	500
Employer payroll taxes on stock transactions	990	—

Non-GAAP income (loss) from operations	$(2,519)	$2,509

Non-GAAP income (loss) from operations as a percentage of total revenue	-4.0%	5.7%
GAAP income (loss) from operations as a percentage of total revenue	-7.9%	4.6%

Reconciliation of non-GAAP net income (loss):

GAAP net loss	$(4,573)	$(119)
Stock-based compensation expense	1,500	500
Employer payroll taxes on stock transactions	990	—
Income tax adjustment*	(610)	(153)

Non-GAAP net income (loss)	$(2,693)	$228

Non-GAAP net income (loss) per common share — basic	$(0.03)	$0.00

Non-GAAP net income (loss) per common share — diluted	$(0.03)	$0.00

GAAP net loss per common share — basic and diluted	$(0.06)	$(0.01)

Non-GAAP weighted average number of common shares outstanding — basic**	79,234,069	76,448,222

Non-GAAP weighted average number of common shares outstanding — diluted***	79,234,069	83,714,602

GAAP weighted average number of common shares outstanding — basic and diluted	79,234,069	16,846,798

*	Income tax adjustment is used to adjust the GAAP benefit for income taxes to a non-GAAP provision (benefit) for income taxes utilizing an estimated tax rate of 32%.

**	For 2010, reflects the automatic conversion of the then outstanding shares of convertible preferred stock into 46,721,424 shares of common stock and the issuance of 12,880,000 shares of common stock as though the completion of the initial public offering had occurred at the beginning of the period, which results in the Company not applying the two-class method of Earnings Per Share as required under GAAP.

***	For 2010, reflects the automatic conversion of the then outstanding shares of convertible preferred stock into 46,721,424 shares of common stock and the issuance of 12,880,000 shares of common stock as though the completion of the initial public offering had occurred at the beginning of the period, which results in the Company not applying the two-class method of Earnings Per Share as required under GAAP. For 2010, also includes 7,266,380 shares related to outstanding stock options and warrants which are included because of their dilutive effect.

Qlik Technologies Inc.
Unaudited Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2011	2010

Assets
Current assets:
Cash and cash equivalents	$176,790	$158,712
Accounts receivable, net	63,196	85,364
Prepaid expenses and other current assets	9,364	7,107
Deferred income taxes	527	527

Total current assets	249,877	251,710

Property and equipment, net	5,118	4,399
Intangible assets, net	350	388
Goodwill	2,787	2,746
Deferred income taxes	4,248	4,248
Deposits and other noncurrent assets	1,566	1,573

Total assets	$263,946	$265,064

Liabilities and stockholders’ equity
Current liabilities:
Income taxes payable	$2,790	$8,431
Accounts payable	5,550	5,627
Deferred revenue	55,007	50,024
Accrued payroll and other related costs	24,127	25,262
Accrued expenses	12,521	12,960
Deferred income taxes	337	337

Total current liabilities	100,332	102,641

Long-term liabilities:
Deferred income taxes	48	48
Other long-term liabilities	3,229	3,185

Total liabilities	103,609	105,874

Commitments and contingencies

Stockholders’ equity:
Common stock	8	8
Additional paid-in-capital	161,843	157,928
(Accumulated deficit) retained earnings	(4,440)	133
Accumulated other comprehensive income	2,926	1,121

Total stockholders’ equity	160,337	159,190

Total liabilities and stockholders’ equity	$263,946	$265,064

Qlik Technologies Inc.
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2011	2010

Cash flows from operating activities
Net loss	$(4,573)	$(119)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	550	322
Stock-based compensation expense	1,500	500
Excess tax benefit from stock-based compensation	—	(230)
Other non-cash items	98	118
Change in fair value of warrants	—	554
Unrealized foreign currency (gain) loss, net	(1,403)	1,324
Changes in assets and liabilities:
Accounts receivable	25,974	17,172
Prepaid expenses and other assets	(1,378)	(1,210)
Deferred revenues	2,667	1,989
Accounts payable and other liabilities	(9,320)	(5,006)

Net cash provided by operating activities	14,115	15,414

Cash flows from investing activities
Acquisitions, net of cash acquired	—	245
Purchase of property and equipment	(1,074)	(403)

Net cash used in investing activities	(1,074)	(158)

Cash flows from financing activities
Proceeds from exercise of and issuance of common stock options	2,415	338
Payments on line of credit and long-term debt	—	(1,603)
Excess tax benefit from stock-based compensation	—	230
Payments for deferred offering costs	—	(488)

Net cash provided by (used in) financing activities	2,415	(1,523)

Effect of exchange rate on cash	2,622	(1,219)

Net increase in cash and cash equivalents	18,078	12,514

Cash and cash equivalents, beginning of period	158,712	24,852

Cash and cash equivalents, end of period	$176,790	$37,366

Supplemental cash flow information:
Cash paid during the period for interest	$52	$252

Cash paid during the period for income taxes	$4,208	$626

Non-cash investing activities:
Common stock issued for acquisition of business	$—	$622

Investor Contact:
Staci Mortenson
ICR
IR@qliktech.com
+1 (484) 685-0578
Media Contact:
Maria Scurry
Qlik Technologies
Maria.Scurry@qliktech.com
+1 (508) 409-7939
###